Exhibit 32

18 U.S.C. Section 1350 Certifications of Chief Executive and Chief Financial Officers

The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Re: Andrew Corporation

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

(i)	this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(ii)	the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Andrew Corporation.

Dated as of this 2nd day of August 2007.

/s/ Ralph E. Faison	/s/ Marty R. Kittrell
Ralph E. Faison	Marty R. Kittrell
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

A signed original of this certification has been provided to Andrew Corporation and will be retained by Andrew Corporation and furnished to the Securities and Exchange Commission or its staff upon request.